UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2017

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 5, 2017, Gulfport Energy Corporation (“Gulfport”) and certain subsidiary guarantors entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named in the Purchase Agreement, in connection with Gulfport’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by Gulfport of $450.0 million in aggregate principal amount of 6.375% Senior Notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). Gulfport and the subsidiary guarantors of the Notes have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make because of any of such liabilities. Under the Purchase Agreement, Gulfport also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its U.S. dollar-denominated debt securities, subject to certain exceptions. In addition, Gulfport and the subsidiary guarantors have entered into an indenture and a registration rights agreement relating to the Notes, which are discussed further below under the headings “Indenture” and “Registration Rights Agreement,” respectively.

Gulfport estimates that its net proceeds from the Notes Offering will be approximately $445.3 million, after deducting the initial purchasers’ discounts and estimated offering expenses. Gulfport intends to use the net proceeds from the Notes Offering (i) to repay all of its outstanding borrowings under its secured revolving credit facility and (ii) for general corporate purposes, which may include the funding of a portion of Gulfport’s 2017 capital development plans. The Notes Offering closed on October 11, 2017.

The initial purchasers under the Purchase Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for Gulfport or its affiliates, and have entered, and may in the future enter, into hedging transactions with Gulfport or its affiliates, in the ordinary course of business, for which they have received and will receive customary compensation. In particular, affiliates of all of the initial purchasers, except Samuel A. Ramirez & Company, Inc., act as lenders under our secured revolving credit facility and, therefore, certain affiliates of the initial purchasers will receive proceeds of the Notes Offering. Certain of the initial purchasers or their respective affiliates may hold positions in Gulfport’s outstanding 6.625% Senior Notes due 2023, 6.000% Senior Notes due 2024 and 6.375% Senior Notes due 2025.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Indenture

The Notes were issued under an indenture, dated as of October 11, 2017, among Gulfport, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, interest on the Notes will accrue at a rate of 6.375% per annum on the outstanding principal amount thereof from October 11, 2017, payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2018. The Notes will mature on January 15, 2026.

The Notes are Gulfport’s senior unsecured obligations and rank equally in right of payment with all of Gulfport’s other senior indebtedness, including Gulfport’s existing senior notes, and senior in right of payment to any of Gulfport’s future subordinated indebtedness. All of Gulfport’s existing and future restricted subsidiaries that guarantee its secured revolving credit facility or certain other debt guarantee the Notes, provided, however, that the Notes are not guaranteed by Grizzly Holdings, Inc. and will not be guaranteed by any of Gulfport’s future unrestricted subsidiaries. The guarantees rank equally in right of payment with all of the senior indebtedness of the subsidiary guarantors and senior in right of payment to any future subordinated indebtedness of the subsidiary guarantors. The Notes and the guarantees are effectively subordinated to all of Gulfport’s and the subsidiary guarantors’ secured indebtedness (including all borrowings and other obligations under Gulfport’s secured revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of any of Gulfport’s subsidiaries that do not guarantee the Notes.

Gulfport may redeem some or all of the Notes at any time on or after January 15, 2021, at the redemption prices listed in the Indenture. Prior to January 15, 2021, Gulfport may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to January 15, 2021, Gulfport may redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 106.375%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from certain equity offerings.

If Gulfport experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If Gulfport sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Gulfport’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make distributions on capital stock, prepay subordinated indebtedness, sell assets including capital stock of restricted subsidiaries, agree to payment restrictions affecting Gulfport’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of Gulfport’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Notes Offering, Gulfport and its subsidiary guarantors entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, as the representative of the initial purchasers, dated as of October 11, 2017 (the “Registration Rights Agreement”), pursuant to which Gulfport agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Gulfport also agreed to use its commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to the 330th day after the issue date of the Notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law). Gulfport may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Gulfport fails to satisfy these obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes Offering is incorporated herein by reference, as applicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Gulfport’s stockholders is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

1.1	Purchase Agreement, dated as of October 5, 2017, by and among Gulfport Energy Corporation, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

4.1	Indenture, dated as of October 11, 2017, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (including the form of Gulfport Energy Corporation’s 6.375% Senior Notes due 2026).

4.2	Registration Rights Agreement, dated as of October 11, 2017, among Gulfport Energy Corporation, the subsidiary guarantors party and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: October 11, 2017	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer